UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Acquisition of Montage Resources Corporation

On November 13, 2020, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2020 (the “Merger Agreement”), by and between Southwestern Energy Company (“Southwestern”) and Montage Resources Corporation (“Montage”), Southwestern completed its previously announced acquisition of Montage, by means of a merger of Montage with and into Southwestern, with Southwestern continuing as the surviving corporation (the “Merger”).

In accordance with the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Montage common stock, par value $0.01 per share (“Montage Common Stock”), was automatically converted into the right to receive 1.8656 shares (the “Exchange Ratio”) of Southwestern common stock, par value $0.01 per share (“Southwestern Common Stock”). No fractional shares of Southwestern Common Stock were issued in the Merger, and holders of Montage Common Stock received cash in lieu of any fractional shares of Southwestern Common Stock which such holders would otherwise be entitled to receive.

In addition, in accordance with the Merger Agreement, at the Effective Time, (i) each Montage restricted stock unit award that was outstanding immediately prior to the Effective Time was converted into an assumed restricted stock unit award, (ii) each Montage performance stock unit award was terminated and vested, and (iii) each Montage restricted stock award granted to a Montage non-employee director vested.

Additionally, in August 2020, the Company completed an underwritten public offering of 63,250,000 shares of common stock with an offering price to the public of $2.50 per share, with net proceeds from the offering totaling $152 million after deducting underwriting discounts and offering expenses. Also in August 2020, the Company completed an underwritten public offering of $350 million aggregate principal amount of 8.375% senior notes due 2028. The net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses, were approximately $345 million. The Company used the net proceeds from the debt offering, together with the net proceeds received from the common stock offering and borrowings under its revolving credit facility, to fund the redemption of the $510 million aggregate principal amount of Montage’s outstanding 8.875% Senior Notes due 2023 (the “Montage Notes”), the pay off of the outstanding Montage credit facility balance and all related accrued interest in connection with the closing of the Merger.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Southwestern and Montage, and have been adjusted to reflect the Merger along with the related equity and debt issuances and the use of proceeds therefrom. The Merger was accounted for using the acquisition method of accounting with Southwestern identified as the acquirer. Under the acquisition method of accounting, Southwestern recorded assets acquired and liabilities assumed at their respective acquisition date fair values at the Effective Time. Certain of Montage’s historical amounts have been reclassified to conform to Southwestern’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Merger and related equity and debt issuances, along with the use of proceeds therefrom, as if each transaction had been completed on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the Merger and the related equity and debt issuances as if each transaction had been completed on January 1, 2019.

The unaudited pro forma condensed combined financial statements reflect the following Merger-related pro forma adjustments, based on available information and certain assumptions that Southwestern believes are reasonable:
•the Merger, which was accounted for using the acquisition method of accounting, with Southwestern identified as the acquirer, and the issuance of shares of Southwestern Common Stock in exchange of Montage Common Stock as Merger consideration;
•adjustments to conform Montage’s historical accounting policies related to oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting used by Southwestern;
•the conversion of Montage’s outstanding stock-based awards into shares of Southwestern Common Stock in accordance with the Merger Agreement;

•Southwestern’s related equity and debt issuances and the redemption of Montage’s outstanding senior notes as well as repayment in full and termination of Montage’s revolving credit facility and all related accrued interest, each of which occurred in connection with the consummation of the Merger;
•adjustments to conform the classification of certain assets and liabilities in Montage’s historical balance sheet to Southwestern’s classification for similar assets and liabilities;
•adjustments to conform the classification of revenues and expenses in Montage’s historical statements of operations to Southwestern’s classification for similar revenues and expenses; and
•the recognition of estimated tax impacts of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. In Southwestern’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the Merger and related equity and debt issuances along with the use of proceeds therefrom. These adjustments are directly attributable to the Merger, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of Southwestern and Montage following the Merger.

The purchase price allocation is dependent upon certain valuations and other studies that, as of the date hereof, have yet to progress to a stage where there is sufficient information for a definitive measure. As of the date of this current report, Southwestern has performed an initial valuation analysis of the fair value of Montage’s assets to be acquired and liabilities to be assumed and has made certain adjustments to the historical book values of the assets and liabilities of Montage to reflect preliminary estimates of the fair value necessary to prepare the unaudited pro forma condensed combined financial statements. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available, additional review and analysis is performed or additional information is obtained about the facts and circumstances that existed as of the acquisition date. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. Southwestern estimated the fair value of Montage’s assets and liabilities based on discussions with Montage’s management, initial valuation studies, due diligence, and information presented in Montage’s SEC filings. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma condensed combined financial information is not intended to represent what Southwestern’s financial position or results of operations would have been had the Merger actually been consummated on the assumed dates nor does it purport to project the future operating results or financial position of the combined company following the Merger. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Merger, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statements of operations do not include projected synergies expected to be achieved as a result of the Merger and any associated costs that may be required to be incurred to achieve those synergies. The unaudited pro forma condensed combined statements of operations also exclude the effects of transaction costs associated with the Merger, costs associated with any restructuring, integration activities, and asset dispositions that may result from the Merger.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Southwestern’s and Montage’s respective Annual Reports on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020.

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2020
(in millions)

	Southwestern Historical	Montage Historical	Reclassification Adjustments (Note 3)		Acquisition Adjustment (Note 3)		Retirement of Montage Debt (Note 3)		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$95	$4	$—		$—		$(99)	(b)	$—
Accounts receivable, net	239	63	—		—		—		302
Derivative assets	238	—	3	(a)	—		—		241
Other current assets	41	9	(3)	(a)	—		—		47
Assets held for sale	—	2	—		—		—		2
Total Current Assets	613	78	—		—		(99)		592
Natural gas and oil properties	25,969	3,365	—		(2,292)	(d)	—		27,042
Other property, plant and equipment	500	10	—		16	(d)	—		526
Less: Accumulated depreciation, depletion and amortization	(23,247)	(1,669)	—		1,669	(d)	—		(23,247)
Total property, plant and equipment, net	3,222	1,706	—		(607)		—		4,321
Operating lease assets	145	31	—		—		—		176
Assets held for sale	—	3	—		—		—		3
Other long-term assets	177	5	—		(3)	(e)	—		179
Total Long-Term Assets	322	39	—		(3)		—		358
TOTAL ASSETS	$4,157	$1,823	$—		$(610)		$(99)		$5,271
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$416	$121	$23	(a)	$—		$—		$560
Taxes payable	47	—	9	(a)	—		—		56
Interest payable	56	10	—		—		(10)	(b)	56
Derivative liabilities	287	—	23	(a)	—		—		310
Current operating lease liabilities	33	13	—		—		—		46
Accrued capital expenditures	—	12	(12)	(a)	—		—		—
Other current liabilities	30	62	(43)	(a)	—		—		49
Liabilities held for sale	—	3	—		—		—		3
Total Current Liabilities	869	221	—		—		(10)		1,080
Long-term debt	2,450	503	170	(a)	19	(d)(f)	(89)	(b)	3,053
Revolving credit facility	—	170	(170)	(a)	—		—		—
Long-term operating lease liabilities	107	19	—		—		—		126
Long-term derivative liabilities	188	—	28	(a)	—		—		216
Asset retirement obligation	—	30	(30)	(a)	—		—		—
Pension and other postretirement liabilities	35	—	—		—		—		35
Other long-term liabilities	124	31	2	(a)	—		—		157
Long-term liabilities held for sale	—	7	—		—		—		7
Total Long-Term Liabilities	2,904	760	—		19		(89)		3,594
Equity:
Common stock	7	1	—		—	(g)(h)	—		8
Additional paid-in capital	4,882	2,355	—		(2,143)	(g)(h)	—		5,094
Accumulated deficit	(4,271)	(1,504)	—		1,504	(g)	—		(4,271)
Accumulated other comprehensive loss	(32)	—	—		—		—		(32)
Common stock in treasury	(202)	(10)	—		10	(g)	—		(202)
Total Equity	384	842	—		(629)		—		597
TOTAL LIABILITIES AND EQUITY	$4,157	$1,823	$—		$(610)		$(99)		$5,271
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2020
(in millions, except share/per share amounts)

	Southwestern Historical	Montage Historical	Reclassification Adjustments (Note 3)		Acquisition Adjustment (Note 3)		Issuance of Debt and Equity and Related Use of Proceeds ( Note 3)		Pro Forma Combined
Operating Revenues:
Gas sales	$611	$—	$217	(a)					$828
Oil sales	111	—	53	(a)					164
NGL sales	158	—	45	(a)					203
Natural gas, oil and natural gas liquids sales	—	315	(315)	(a)					—
Marketing	645	24							669
Other	4	—							4
Total Revenues	1,529	339	—		—		—		1,868
Operating Costs and Expenses:
Marketing purchases	675	24							699
Operating expenses	577	33	158	(a)					768
Transportation, gathering and compression	—	158	(158)	(a)					—
General and administrative expenses	89	34							123
Montage acquisition related expenses	3	—							3
(Gain) loss on sale of operating assets	—	(1)							(1)
Restructuring charges	12	—							12
Depreciation, depletion and amortization	267	140			(43)	(i)			364
Impairments	2,495	—							2,495
Exploration	—	34	(34)	(a)					—
Production and ad valorem taxes	—	10	(10)	(a)					—
Taxes, other than income taxes	38	—	10	(a)					48
Total Operating Costs and Expenses	4,156	432	(34)		(43)		—		4,511
Operating Income (Loss)	(2,627)	(93)	34		43		—		(2,643)
Interest Expense:
Interest on debt	123	44	(4)	(a)			(21)	(c)	142
Other interest charges	7	—	4	(a)					11
Interest Capitalized	(67)	—			(1)	(j)			(68)
Net Interest Expense	63	44	—		(1)		(21)		85

Gain (Loss) on Derivatives	38	(11)							27
Gain on Early Extinguishment of Debt	35	—							35
Other Income, Net	3	—							3

Income (Loss) Before Income Taxes	(2,614)	(148)	34		44		21		(2,663)
Provision (Benefit) for Income Taxes:
Current	(2)	—							(2)
Deferred	408	—							408
Total Provision for Income Taxes	406	—	—		—		—		406
Income (Loss) from Continuing Operations	(3,020)	(148)	34		44		21		(3,069)
Income (Loss) from Discontinued Operations, Net of Tax	—	(10)							(10)
Net Income (Loss)	(3,020)	(158)	34		44		21		(3,079)

Earnings (Loss) Per Common Share:
Basic:
Income (loss) from continuing operations	$(5.48)	$(4.13)					$(4.55)
Income (loss) from discontinued operations	—	(0.28)					(0.02)
Net income (loss)	$(5.48)	$(4.41)					$(4.57)
Diluted:
Income (loss) from continuing operations	$(5.48)	$(4.13)					$(4.55)
Income (loss) from discontinued operations	—	(0.28)					(0.02)
Net income (loss)	$(5.48)	$(4.41)					$(4.57)

Weighted Average Common Shares Outstanding:
Basic	551,162,559		69,740,848	(h)	53,287,546	(l)	674,190,953
Diluted	551,162,559		69,740,848	(h)	53,287,546	(l)	674,190,953

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019
(in millions, except share/per share amounts)

	Southwestern Historical	Montage Historical	Reclassification Adjustments (Note 3)		Acquisition Adjustment (Note 3)		Issuance of Debt and Equity and Related Use of Proceeds ( Note 3)		Pro Forma Combined
Operating Revenues:
Gas sales	$1,241	$—	$361	(a)					$1,602
Oil sales	223	—	146	(a)					369
NGL sales	274	—	85	(a)					359
Natural gas, oil and natural gas liquids sales	—	592	(592)	(a)					—
Marketing	1,297	42							1,339
Other	3	1							4
Total Revenues	3,038	635	—		—		—		3,673
Operating Costs and Expenses:
Marketing purchases	1,320	43							1,363
Operating expenses	720	43	209	(a)					972
Transportation, gathering and compression	—	209	(209)	(a)					—
Rig termination and standby	—	1							1
General and administrative expenses	166	71							237
(Gain) loss on sale of operating assets	2	—							2
Restructuring charges	11	—							11
Depreciation, depletion and amortization	471	156			(26)	(i)			601
Impairments	16	—							16
Exploration	—	59	(59)	(a)					—
Production and ad valorem taxes	—	12	(12)	(a)					—
Taxes, other than income taxes	62	—	12	(a)					74
Total Operating Costs and Expenses	2,768	594	(59)		(26)		—		3,277
Operating Income	270	41	59		26		—		396
Interest Expense:
Interest on debt	166	59	(6)	(a)			(20)	(c)	199
Other interest charges	8	—	6	(a)					14
Interest Capitalized	(109)	—			(2)	(j)			(111)
Net Interest Expense	65	59	—		(2)		(20)		102

Gain on Derivatives	274	49							323
Gain on Early Extinguishment of Debt	8	—							8
Other Loss, Net	(7)	—							(7)

Income Before Income Taxes	480	31	59		28		20		618
Provision (Benefit) for Income Taxes:
Current	(2)	—							(2)
Deferred	(409)	—			32	(k)			(377)
Total Provision for Income Taxes	(411)	—	—		32		—		(379)
Income from Continuing Operations	891	31	59		(4)		20		997
Income from Discontinued Operations, Net of Tax	—	1							1
Net Income	891	32	59		(4)		20		998

Earnings Per Common Share:
Basic:
Income from continuing operations	$1.65	$0.92					$1.48
Income from discontinued operations	—	0.04					—
Net income	$1.65	$0.96					$1.48
Diluted:
Income from continuing operations	$1.65	$0.91					$1.48
Income from discontinued operations	—	0.04					—
Net income	$1.65	$0.95					$1.48

Weighted Average Common Shares Outstanding:
Basic	539,345,343		69,740,848	(h)	63,250,000	(l)	672,336,191
Diluted	540,382,914		69,740,848	(h)	63,250,000	(l)	673,373,762

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Southwestern and Montage. Certain of Montage’s historical amounts have been reclassified to conform to Southwestern’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Merger and related equity and debt issuances along with the use of proceeds therefrom as if they had occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 both give effect to the Merger and related equity and debt issuances along with the use of proceeds therefrom as if they had occurred on January 1, 2019.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in these notes and are based on available information and certain assumptions that Southwestern believes are reasonable, however, actual results may differ from those reflected in these statements. In Southwestern’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined statements do not purport to represent what the Company’s financial position or results of operations would have been if the transaction had actually occurred on the dates indicated above, nor are they indicative of Southwestern’s future financial position or results of operations. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Southwestern and Montage for the periods presented.

The unaudited pro forma condensed combined financial information includes adjustments to conform Montage’s accounting policies to Southwestern’s accounting policies, including adjusting Montage’s oil and gas properties to the full cost method. Montage follows the successful efforts method of accounting for oil and gas properties, while Southwestern follows the full cost method of accounting for oil and gas properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals on leases and general and administrative expenses directly related to exploration and development activities. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over proved developed reserves. The pro forma condensed combined financial information has reclassified Montage’s exploration expenses, which are capitalized under the full cost method of accounting for oil and gas properties.

Note 2. Unaudited Pro Forma Combined Balance Sheet

The Merger was accounted for using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification 805, Business Combinations. The allocation of the initial estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of September 30, 2020 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these initial estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Southwestern expects to finalize its allocation of the purchase consideration as soon as practicable.

The initial purchase price allocation is subject to change due to changes in the estimated fair value of Montage’s assets acquired and liabilities assumed as of the date of the transaction, resulting from the finalization of Southwestern’s detailed valuation analysis.

The preliminary consideration to be transferred and the fair value of assets acquired and liabilities assumed is as follows:

Preliminary Purchase Price Allocation as of September 30, 2020 (in millions)
Consideration:
Fair value of Southwestern’s stock issued	$213
Fair Value of Assets Acquired:
Cash and cash equivalents	4
Accounts receivable	63
Other current assets	8
Commodity derivative assets	3
Evaluated oil and gas properties	998
Unevaluated oil and gas properties	75
Other property, plant and equipment	26
Other long-term assets	36
Total assets acquired	1,213
Fair Value of Liabilities Assumed:
Accounts payable	144
Other current liabilities	77
Revolving credit facility	170
Senior unsecured notes	522
Asset retirement obligations	30
Other noncurrent liabilities	57
Total liabilities assumed	1,000
Net Assets Acquired and Liabilities Assumed	$213

Under the Merger Agreement, Montage shareholders received 1.8656 shares of Southwestern common stock for each share of Montage common stock issued and outstanding immediately prior to the Effective Time of the Merger. In addition, certain members of Montage’s management team with 471,326 outstanding restricted stock units (“RSU”) and 831,059 outstanding performance units (“PSU”) received 1.8656 shares of Southwestern common stock for each RSU and PSU outstanding under existing change of control agreements. This resulted in Southwestern issuing approximately 69.7 million shares of Southwestern common stock, or approximately $213 million in value (based on Southwestern common stock closing price as of November 13, 2020 of $3.05), as Merger consideration.

The Merger was non-taxable, and Montage’s tax basis in the assets and liabilities carried over to Southwestern.

Note 3. Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements:

(a)The following reclassifications and eliminations were made as a result of the transaction to conform to Southwestern’s presentation:
Pro Forma Condensed Combined Balance Sheet as of September 30, 2020:
•Reflects reclassification of approximately $3 million from other current assets to derivative assets;
•Reflects reclassification of approximately $12 million from accrued capital expenditures and $11 million from other current liabilities to accounts payable;
•Reflects reclassification of approximately $9 million from other current liabilities to taxes payable;
•Reflects reclassification of approximately $23 million from other current liabilities to derivative liabilities;
•Reflects reclassification of approximately $170 million from revolving credit facility to long-term debt; and
•Reflects reclassification of approximately $30 million from asset retirement obligation to other long-term liabilities.
•Reflects reclassification of approximately $28 million from other long-term liabilities to long-term derivative liabilities
Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2020:
•Reflects reclassification of approximately $315 million from natural gas, oil and natural gas liquids sales to the respective sales revenues by product ($217 million for gas sales, $53 million for oil sales and $45 million for NGL sales);
•Reflects reclassification of approximately $158 million from transportation, gathering and compression to operating expenses;
•Reflects the elimination of $34 million of exploration expenses which are capitalized under the full cost method of accounting for oil and gas properties used by Southwestern;
•Reflects reclassification of approximately $10 million from production and ad valorem taxes to taxes, other than income; and
•Reflects reclassification of $4 million of interest on debt to other interest charges related to the amortization of debt issuance costs.
Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2019:
•Reflects reclassification of approximately $592 million from natural gas, oil and natural gas liquids sales to the respective sales revenues by product ($361 million for gas sales, $146 million for oil sales and $85 million for NGL sales);
•Reflects reclassification of approximately $209 million from transportation, gathering and compression to operating expenses;
•Reflects the elimination of $59 million of exploration expenses which are capitalized under the full cost method of accounting for oil and gas properties used by Southwestern;
•Reflects reclassification of approximately $12 million from production and ad valorem taxes to taxes, other than income; and
•Reflects reclassification of $6 million of interest on debt to other interest charges related to the amortization of letter of credit costs and debt issuance costs.
(b)Upon closing of the Merger, Southwestern assumed Montage's long-term debt balance which included their 8.875% Senior Notes due 2023 with a principal balance of $510 million (the "Montage Notes") and the Montage credit facility balance of $170 million as of September 30, 2020. These adjustments reflect the use of available cash and cash equivalents and incremental borrowings under the Southwestern credit facility, to fund a redemption of Montage Notes and the Montage credit facility shortly after the consummation of the Merger. The redemption of the Montage Notes includes a $12 million premium related to the call price of 102.219% for a total required payment of $522 million, plus accrued interest of $10 million.
•The following adjustments were made to reflect the sources of funds utilized to retire the $510 million Montage Notes, the Montage credit facility and related accrued interest:

(in millions)
Cash needed to retire the Montage Notes, Montage credit facility and related accrued interest:
Principal on notes	$510
Call premium on notes	12
Principal on credit facility	170
Accrued interest on notes	10
702
Sources of funds used to retire the Montage Notes:
Cash on hand	99
Borrowings on Southwestern’s credit facility	603
$702
•The following reconciles the net change in long-term debt as a result of the retirement of the Montage Notes and the Montage credit facility:

(in millions)
Decrease in long-term debt to reflect the retirement of the Montage debt balances:
Montage Notes at fair value after acquisition adjustment	$(522)
Montage credit facility	(170)

Increase to long-term debt as a result of borrowings on Southwestern credit facility used to retire the Montage Notes:
Borrowings on Southwestern’s credit facility used to retire the Montage Notes, Montage credit facility and related accrued interest	603
Net change in long-term debt balance	$(89)

(c)During August 2020, in contemplation of the Merger, Southwestern completed an offering of $350 million aggregate principal amount of 8.375% Senior Notes due 2028 resulting in net proceeds of $345 million after deducting the underwriting discount and estimated offering expenses (the “Southwestern Debt Offering”). The proceeds from the Southwestern Debt Offering were temporarily used to pay down the balance on Southwestern’s credit facility as of September 30, 2020. These adjustments reflect the use of the net proceeds from the Southwestern Debt Offering, available cash and cash equivalents and incremental borrowings under the Southwestern credit facility, to fund a redemption of Montage Notes, the Montage credit facility and all related accrued interest shortly after the consummation of the Merger.
Pro Forma Condensed Combined Statement of Operations as of September 30, 2020:
•Reflects an approximately $21 million net decrease in interest on debt related to the retirement of the Montage Notes, the Montage credit facility, all related accrued interest and the associated decrease in amortization of issuance costs related to the Montage Notes and revolving line of credit. This decrease was partially offset by increases in interest on debt associated with the issuance of $350 million in new 8.375% Senior Notes due 2028 related to the Southwestern Debt Offering and borrowings under Southwestern’s credit facility used to pay off the Montage Notes, Montage credit facility and related accrued interest.
Pro Forma Condensed Combined Statement of Operations as of December 31, 2019:
•Reflects an approximately $20 million net decrease in interest on debt related to the retirement of the Montage Notes, the Montage credit facility, all related accrued interest and the associated decrease in amortization of issuance costs related to the Montage Notes and revolving line of credit. This decrease was partially offset by increases in interest on debt associated with the issuance of $350 million in new 8.375% Senior Notes due 2028 related to the Southwestern Debt

Offering and borrowings under Southwestern’s credit facility used to pay off the Montage Notes, Montage credit facility and related accrued interest.

(d)The allocation of the estimated fair value of consideration transferred (based on the closing price of Southwestern common stock of $3.05 per share at November 13, 2020) to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:
•$623 million decrease to Montage’s net book basis of oil and gas properties to reflect them at fair value;
•$16 million increase to other property, plant and equipment to reflect them at fair value; and
•$12 million increase in long-term debt to reflect the Montage Notes at fair value.
(e)Reflects the write-off of approximately $3 million in unamortized debt issuance costs related to Montage’s revolving credit facility.
(f)Reflects the increase in long-term debt as a result of the write-off of approximately $7 million in unamortized debt discount and debt issuance costs related to the Montage Notes.
(g)Reflects the elimination of Montage’s historical equity balances in accordance with the acquisition method of accounting as follows:

(in millions)
Common stock	$(1)
Additional paid-in capital	(2,355)
Accumulated deficit	1,504
Common stock in treasury	10
Total Montage historical equity	$(842)
(h)Reflects the increase in shares of Southwestern common stock resulting from the issuance of shares of Southwestern common stock to Montage shareholders and management team to effect the transaction as follows:

(in millions, except share, per share amounts)
Shares of Southwestern common stock issued in respect of outstanding Montage common stock	67,311,166
Shares of Southwestern common stock issued in respect of Montage stock-based awards	2,429,682
69,740,848
NYSE closing price per share of Southwestern common shares on November 13, 2020	$3.05
Fair value of Southwestern common shares issued	$213
Increase in Southwestern common stock ($0.01 par value per share) as of September 30, 2020	1
Increase in Southwestern additional paid-in capital as of September 30, 2020	$212
(i)Reflects the pro forma Depletion, Depreciation and Amortization expense calculated in accordance with the full cost method of accounting for oil and gas properties, which was based on the initial purchase price allocation.
(j)Reflects the increase in capitalized interest related to the initial fair value associated with the unevaluated oil and gas properties acquired from Montage.
(k)Reflects the income tax effects on Montage’s historical income before tax and the pro forma adjustments presented at a blended federal and state statutory rate of approximately 23.2 percent for the year ended December 31, 2019.
(l)During August 2020, in contemplation of the Merger, Southwestern completed an equity offering of 63.25 million shares resulting in net proceeds of $152 million, which were already reflected in our historical consolidated condensed balance sheet as of September 30, 2020. These adjustments reflect the impact of these additional shares on the weighted average basic and diluted shares outstanding used to calculate the respective earnings per share amounts.

Note 4. Supplemental Pro Forma Oil and Natural Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped natural gas, oil and NGL reserves as of December 31, 2019, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2019. The pro forma reserve information set forth below gives effect to the Merger as if the Merger had been completed on January 1, 2019.

	Natural Gas (Bcf)
	Southwestern Historical	Montage Historical	Southwestern Pro Forma Combined Total
December 31, 2018	8,044	1,531	9,575
Revisions of previous estimates	205	(77)	128
Extensions, discoveries and other additions	992	419	1,411
Production	(609)	(154)	(763)
Acquisition of reserves in place	—	419	419
Disposition of reserves in place	(2)	—	(2)
December 31, 2019	8,630	2,138	10,768

Proved developed reserves as of:
December 31, 2018	4,395	501	4,896
December 31, 2019	4,906	1,183	6,089
Proved undeveloped reserves as of:
December 31, 2018	3,649	1,030	4,679
December 31, 2019	3,724	955	4,679

	Oil (MBbls)
	Southwestern Historical	Montage Historical	Southwestern Pro Forma Combined Total
December 31, 2018	69,007	20,852	89,859
Revisions of previous estimates	1,666	(1,570)	96
Extensions, discoveries and other additions	6,948	11,078	18,026
Production	(4,696)	(2,951)	(7,647)
Acquisition of reserves in place	—	2,915	2,915
Disposition of reserves in place	—	—	—
December 31, 2019	72,925	30,324	103,249

Proved developed reserves as of:
December 31, 2018	18,037	8,059	26,096
December 31, 2019	26,124	12,512	38,636
Proved undeveloped reserves as of:
December 31, 2018	50,970	12,793	63,763
December 31, 2019	46,801	17,812	64,613

	NGLs (MBbls)
	Southwestern Historical	Montage Historical	Southwestern Pro Forma Combined Total
December 31, 2018	577,063	34,731	611,794
Revisions of previous estimates	28,377	4,454	32,831
Extensions, discoveries and other additions	26,941	19,016	45,957
Production	(23,620)	(4,686)	(28,306)
Acquisition of reserves in place	—	14,844	14,844
Disposition of reserves in place	—	—	—
December 31, 2019	608,761	68,359	677,120

Proved developed reserves as of:
December 31, 2018	175,480	20,214	195,694
December 31, 2019	226,271	39,316	265,587
Proved undeveloped reserves as of:
December 31, 2018	401,583	14,517	416,100
December 31, 2019	382,490	29,043	411,533

	Total (Bcfe)
	Southwestern Historical	Montage Historical	Southwestern Pro Forma Combined Total
December 31, 2018	11,921	1,865	13,786
Revisions of previous estimates	385	(60)	325
Extensions, discoveries and other additions	1,195	599	1,794
Production	(778)	(200)	(978)
Acquisition of reserves in place	—	526	526
Disposition of reserves in place	(2)	—	(2)
December 31, 2019	12,721	2,730	15,451

Proved developed reserves as of:
December 31, 2018	5,557	671	6,228
December 31, 2019	6,421	1,494	7,915
Proved undeveloped reserves as of:
December 31, 2018	6,364	1,194	7,558
December 31, 2019	6,300	1,236	7,536

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2019 is as follows:

(in millions)	Southwestern Historical	Montage Historical	Southwestern Pro Forma Combined Total
Future cash inflows	$27,003	$8,212	$35,215
Future production costs	(14,981)	(3,867)	(18,848)
Future development costs (1)	(3,246)	(982)	(4,228)
Future income tax expense	(476)	(633)	(1,109)
Future net cash flows	8,300	2,730	11,030
10% annual discount for estimated timing of cash flows	(4,600)	(1,534)	(6,134)
Standardized measure of discounted future net cash flows	$3,700	$1,196	$4,896

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2019 are as follows:

(in millions)	Southwestern Historical	Montage Historical	Southwestern Pro Forma Combined Total
Standardized measure, beginning of year	$5,999	$1,329	$7,328
Sales and transfers of natural gas and oil produced, net of production costs	(923)	(327)	(1,250)
Net changes in prices and production costs	(3,510)	(531)	(4,041)
Extensions, discoveries, and other additions, net of future production and development costs	234	251	485
Acquisition of reserves in place	—	387	387
Sales of reserves in place	(2)	—	(2)
Revisions of previous quantity estimates	152	7	159
Net change in income taxes	491	(237)	254
Changes in estimated future development costs	621	29	650
Previously estimated development costs incurred during the year	704	246	950
Changes in production rates (timing) and other	(718)	(91)	(809)
Accretion of discount	652	133	785
Standardized measure, end of year	$3,700	$1,196	$4,896